UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Upon the recommendation of the Nominating and Corporate Governance Committee of Altair Engineering Inc. (the “Company”), on December 9, 2021, the board of directors (the “Board”) of the Company appointed Stephanie Buckner, age 33, to serve as the Company’s Chief Operating Officer, effective January 1, 2022.

Ms. Buckner has served as the Company’s Senior Vice President of Customer Engagement and Corporate Development since January 2021. Prior to this role, Ms. Buckner served from January 2019 to January 2021 as the Senior Vice President of Corporate Development. Ms. Buckner joined Altair in June 2011 as a partner solutions manager. Ms. Buckner holds a bachelor’s degree in industrial and operations engineering from the University of Michigan. Ms. Buckner is the daughter of James Scapa, the Company’s founder, Chairman and Chief Executive Officer.

In connection with her employment, Ms. Buckner will receive an annual salary of $200,000 and will have a target bonus of $100,000 under Altair’s executive bonus compensation program. Ms. Buckner will also be entitled to participate in Altair’s medical insurance programs, as well as in its 401(k) plan.

The Company previously entered into a severance agreement (the “Severance Agreement”) with Ms. Buckner. The Severance Agreement provides for severance protections in the event of a termination by the Company other than for “cause” or in the event of a resignation by Ms. Buckner for “good reason” during the period between the execution of the Severance Agreement and the one-year anniversary of a “change in control”. In such event, Ms. Buckner generally would be entitled to the following (in lieu of any other severance payments to which Ms. Buckner may be entitled), subject to execution of a release of claims (other than with respect to certain amounts that accrued prior to termination):

•

an amount equal to Ms. Buckner’s annual rate of base salary for one month for each full year of continuous service, up to a maximum of twelve months (the “Severance Period”), with the Severance Period automatically equal to twelve months if the termination occurs (a) after the Company has entered into a definitive agreement governing a change in control, but prior to consummation of such change in control, or (b) on or within one year following the occurrence of a change in control;

•

reimbursement for healthcare continuation payments under the Company’s medical and dental plans for the duration of the Severance Period, subject to earlier termination if Ms. Buckner becomes eligible to obtain alternate healthcare coverage from a new employer or becomes ineligible for continuation coverage;

•

a pro-rata bonus for the year of termination, determined based on Ms. Buckner’s target bonus for the year in which termination occurs (or, following a change in control, based on the greater of (i) the amount of the bonus that would have been received for the year in which termination occurs (assuming maximum achievement of any individual and corporate performance goals), or (ii) the target amount of Ms. Buckner’s annual bonus for the calendar year prior to the year in which the change in control occurred), less any payment previously received with respect to such target bonus;

•

accelerated vesting of any outstanding and unvested options and restricted stock unit awards in the Company if the termination occurs following the entrance by the Company into definitive documentation governing a change in control but prior to (i) consummation of such change in control or termination or abandonment of such change in control, or (ii) on or within one year following the occurrence of a change in control; and

•	certain compensatory amounts that have accrued prior to termination.

Since January 1, 2021, Ms. Buckner has received a salary of $200,000. In addition, in 2021, Ms. Buckner was paid $39,360 representing a portion of her bonus for 2020.

The Company has also entered into an indemnification agreement with Ms. Buckner, on the Company’s standard form of indemnification agreement, a copy of which was previously filed with the Securities and Exchange Commission (the “SEC”).

Appointment of New Director

Upon the recommendation of the Nominating and Corporate Governance Committee of the Company, on December 9, 2021, the Board appointed Sandy Carter to serve as a Class II director. Ms. Carter will hold this position until the Company’s 2022 annual meeting of stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. Ms. Carter was also appointed as a member of the Board’s Audit Committee, Nominating and Corporate Governance Committee, and Tech Committee.

Ms. Carter is currently employed by Unstoppable Domains, Inc., a software company building domains on blockchains, where she has served as the Senior Vice President and Channel Chief since December 2021. As part of this role, she is responsible for driving next-generation partnering for Web 3.0. Ms. Carter is also the Chairman of the board of directors of Girls in Tech, a nonprofit organization, a role she has held since 2015, and an adjunct professor at Carnegie Mellon University Silicon Valley, a role she has held since 2016. Prior to joining Unstoppable Domains, Ms. Carter held various positions at Amazon Web Services, Inc., a subsidiary of Amazon providing cloud-computing services, from April 2017 to December 2021, most recently serving as the Vice President, Public Sector Partners and Programs. Prior to that, Ms. Carter held various positions with IBM Corporation, a computer hardware company, from 1989 to 2016. Ms. Carter holds a master of business administration degree from the Harvard Business School and a bachelor’s degree in applied science and computer science from Duke University. Ms. Carter is also the author of Extreme Innovation: Three Superpowers for Purposes and Profit. The Company believes that Ms. Carter is qualified to serve on the Board as a result of her extensive leadership experience in the software and cloud computing technology spaces.

In connection with Ms. Carter’s appointment, Ms. Carter will receive (i) a one-time award of restricted stock units in an amount equal to $200,000 of the Company’s Class A common stock as determined at the fair market value of the Company’s Class A common stock on December 9, 2021 (the “Grant Date”), which vests in three equal annual installments commencing on the first anniversary of the Grant Date and (ii) as part of compensation for her service, restricted stock units in an amount equal to $100,000 of the Company’s Class A common stock as determined at the fair market value of the Company’s Class A common stock on the Grant Date, which shall fully vest on the one year anniversary of the Grant Date.

The Company has also entered into an indemnification agreement with Ms. Carter on the Company’s standard form of indemnification agreement, a copy of which was previously filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: December 10, 2021	By:	/s/ Raoul Maitra
Name: Raoul Maitra
Title: Chief Legal Officer